UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  April 9, 2010

INDEPENDENT BANK CORPORATION

(Exact name of registrant as

specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-7818 (Commission File Number)	38-2032782 (IRS Employer Identification No.)

230 West Main Street Ionia, Michigan (Address of principal executive office)	48846 (Zip Code)

Registrant's telephone number,

including area code:

(616) 527-5920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)        Amendment to Articles of Incorporation

On April 9, 2010, Independent Bank Corporation (the "Company") filed with the State of Michigan an amendment to the Company's Articles of Incorporation deleting any reference to par value with respect to the Company's common stock, which previously had a par value of $1.00 per share.  The amendment was approved by the Company's Board of Directors on April 6, 2010, pursuant to the authority granted it under Sections 301a and 611(2) of the Michigan Business Corporation Act, and became effective upon filing.  A copy of the filing is attached to this Form 8-K as Exhibit 3.1 and is incorporated in this Item 5.03 by reference.

Item 9.01        Financial Statements and Exhibits

(d)       Exhibits

3.1       Certificate of Amendment to the Articles of Incorporation filed with the State of Michigan on April 9, 2010.

Additional Information

The Company has filed a registration statement (including a preliminary prospectus and related exchange offer materials) with the Securities and Exchange Commission (SEC) in connection with an offer it intends to make to issue its common stock in exchange for certain of its outstanding trust preferred securities. This registration statement (including any amendments to the registration statement) has not yet become effective. Before any person decides whether to participate in such exchange offer (if and when it is commenced by the Company), the preliminary prospectus in that registration statement, as amended, and the other documents the Company has filed with the SEC and may file with the SEC prior to commencement of the exchange offer should be read for more complete information about the Company and the exchange offer. You may obtain these documents for free by visiting the SEC's Web site at www.sec.gov or by visiting the Investor Relations tab of the Company's Web site at www.IndependentBank.com.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEPENDENT BANK CORPORATION
(Registrant)

Date: April 9, 2010	/s/ Robert N. Shuster
By: Robert N. Shuster
Its: Executive Vice President and
Chief Financial Officer